EXHIBIT 10.1

               LOAN AGREEMENTS BETWEEN AGRICULTURAL BANK OF CHINA,
             XUCHANG BRANCH AND HENAN ZHONGPIN FOOD SHARE CO., LTD.

             The Agricultural Bank of China provided eight (8) loans in the aggregate amount of RMB 28,700,000.00 to Henan Zhongpin Food Share Co., Ltd. (the "Borrower") to be used by the Borrower as its working capital, with interest rates ranging from 3% to 8.7048% per annum and a term of one year from the date of the agreements. The loan agreements were entered into between November 9, 2004 and September 30, 2005, and all the loans that have matured under the original terms have been extended.